UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2016

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2016, PAREXEL International Corporation (“PAREXEL” or the “Company”) entered into a short term unsecured term loan agreement with TD Bank, N.A. (“TD Bank”), providing for a loan to the Company in the amount of $75,000,000 (the “Loan”). The Loan matures on April 30, 2016 (the “Maturity Date”) unless earlier payment is required under the terms of the Company loan agreement with TD Bank. The Loan bears interest, at PAREXEL’s determination, at a base rate plus a margin (such margin not to exceed a per annum rate of .750%) based on a ratio of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for the prior four fiscal quarters (the “Leverage Ratio”), or at a LIBOR rate plus a margin (such margin not to exceed a per annum rate of 1.750%) based on the Leverage Ratio. The Loan may be prepaid at any time in whole or in part without premium or penalty, other than customary breakage costs, if any, subject to the terms and conditions of the loan agreement.

The proceeds of the Loan were advanced to the Company on February 12, 2016 and were used to repay borrowings under the Company’s 2014 Facility (defined below).

The obligations of PAREXEL under the Loan may be accelerated upon the occurrence of an event of default under the Loan, which includes customary events of default, including payment defaults, the inaccuracy of representations or warranties and cross defaults to the 2014 Facility (defined below).

PAREXEL has a banking relationship with TD Bank. PAREXEL, certain subsidiaries of PAREXEL, Bank of America, N.A., as administrative agent and lender and certain other lenders are party to that certain Second Amended and Restated Credit Agreement dated October 15, 2014 (as amended, the “2014 Facility”). TD Bank is a lender under the 2014 Facility.

The foregoing description of the Facilities does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan is incorporated herein in its entirety.

On February 12, 2016, the Company drew down $75,000,000 under the Loan.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Term Loan Facility Agreement, dated February 10, 2016, between TD Bank and PAREXEL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	PAREXEL International Corporation
	By:	/s/ Ingo Bank
Ingo Bank
Senior Vice President and Chief Financial Officer